AMENDMENT TO THE GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

(dated June 1, 2009)

This amendment is an amendment to the Global Custody and Fund Accounting Agreement dated February 18, 2005 by and among JPMorgan Chase Bank, N.A.  (“Bank”) and each of the entities listed on Schedule A thereto (the “Agreement”)   The amendment is effective as of June 1, 2009.  For the purpose of this amendment, each Fund is a separate “Customer.”

WHEREAS, the parties have previously entered into the Agreement. The parties have now agreed to amend the Agreement pursuant to this Amendment (the “Amendment”).  Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings specified in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.

Amendment of the Agreement

Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:

(a)

Schedule C to the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.

(b)

New Schedule E which covers the preparation and distribution of Money Market Fund Holding Reports is added to the Agreement.

3.

Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Miscellaneous

(a)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)

Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)

Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.  All signatures need not be on one counterpart.

(d)

Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)

Governing Law. This Amendment will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first specified on the first page of this Amendment.

JPMORGAN INSTITUTIONAL TRUST

JPMORGAN TRUST I

JPMORGAN TRUST II

J.P. MORGAN MUTUAL FUND GROUP

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

UNDISCOVERED MANAGERS FUNDS

UM INVESTMENT TRUST

JPMORGAN INSURANCE TRUST

By:   /s/ Patricia A. Maleski

Name:  Patricia A. Maleski

Title: Vice President & Chief Administrative Officer

JPMORGAN CHASE BANK, N.A.

By:    /s/ Denis S. Burchell

Name:   Denis S. Burchell

Title:  Vice President

Schedule E – Money Market Holding Report Services

The information in this Schedule E covering the preparation of Money Market Fund Holding Reports may be modified pursuant to mutual written agreement between the parties.

A.

Preparation and provision of the JPMorgan Money Market Fund Holding Report for the following Funds:

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund (effective July 1, 2009)

JPMorgan California Municipal Money Market Fund (effective August 1, 2009)

JPMorgan Federal Money Market Fund (effective July 1, 2009)

JPMorgan New York Municipal Money Market Fund (effective August 1, 2009)

JPMorgan Prime Money Market Fund (effective June 1, 2009)

JPMorgan Tax Free Money Market Fund (effective July 1, 2009)

JPMorgan Trust II

JPMorgan Liquid Assets Money Market Fund (effective June 1, 2009)

JPMorgan Michigan Municipal Money Market Fund (effective August 1, 2009)

JPMorgan Municipal Money Market Fund (effective July 1, 2009)

JPMorgan Ohio Municipal Money Market Fund (effective August 1, 2009)

JPMorgan U.S. Government Money Market Fund (effective July 1, 2009)

JPMorgan U.S. Treasury Plus Money Market Fund (effective July 1, 2009)

B.

Frequency of reports.

Daily

C.

Manner in which reports will be delivered.

Via excel spreadsheet for the Money Market Fund Holding Reports.

Schedule C

Global Custody, Fund Accounting Services , Global Derivative Services and Money Market  Fund Holding Reports Fee Schedule

To the Global Custody and Fund Accounting Agreement

(as of  June 1, 2009)

Global Custody Fees : These fee schedules are applicable to the JPMorgan Funds Complex (which includes any 1940 Act fund, commingled fund or Section  3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.).

Safekeeping and Settlement Charges

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Argentina	25.00	55.00
Australia	2.50	50.00
Austria	5.00	50.00
Bahrain	45.00	100.00
Bangladesh	40.00	100.00
Belgium	4.00	50.00
Bermuda	20.00	75.00
Botswana	45.00	100.00
Brazil	15.00	50.00
Bulgaria	35.00	75.00
Canada	2.00	15.00
Chile	20.00	75.00
China	20.00	50.00
Colombia	40.00	100.00
Costa Rica	40.00	100.00
Croatia	40.00	100.00
Cyprus	40.00	100.00
Czech Republic	25.00	75.00
Denmark	2.50	50.00
Ecuador	40.00	100.00
Egypt	40.00	75.00
Estonia	30.00	75.00
Euro CDs	1.00	15.00
Euroclear	1.25	10.00
Finland	5.00	50.00
France	2.00	30.00
Germany	1.25	27.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Ghana	40.00	125.00
Greece	20.00	75.00
Hong Kong	3.50	45.00
Hungary	20.00	75.00
Iceland	20.00	75.00
India	20.00	45.00
Indonesia	10.00	75.00
Ireland	3.00	45.00
Israel	25.00	75.00
Italy	2.00	30.00
Ivory Coast	60.00	100.00
Jamaica	40.00	70.00
Japan	1.50	10.00
Jersey	40.00	100.00
Jordan	40.00	100.00
Kazakhstan	50.00	100.00
Kenya	40.00	100.00
Korea	15.00	35.00
Latvia	20.00	100.00
Lebanon	50.00	100.00
Lithuania	35.00	100.00
Luxembourg	3.00	50.00
Malaysia	8.00	75.00
Malta	40.00	100.00
Mauritius	60.00	100.00
Mexico	6.00	35.00
Morocco	40.00	125.00
Namibia	40.00	125.00
Nepal	60.00	125.00
Netherlands	3.50	30.00
New Zealand	2.00	47.00
Nigeria	60.00	125.00
Norway	2.60	50.00
Oman	35.00	125.00
Pakistan	30.00	150.00
Peru	50.00	100.00
Philippines	7.00	83.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Poland	30.00	100.00
Portugal	12.00	83.00
Romania	30.00	100.00
Russia	15.00	80.00
Singapore	4.00	45.00
Slovakia	40.00	100.00
Slovenia	35.00	100.00
South Africa	5.00	40.00
Spain	3.00	40.00
Sri Lanka	20.00	100.00
Swaziland	40.00	125.00
Sweden	3.00	50.00
Switzerland	2.50	40.00
Taiwan	13.00	75.00
Thailand	12.00	40.00
Tunisia	40.00	90.00
Turkey	20.00	75.00
Ukraine	60.00	100.00
United Arab Emirates	45.00	100.00
United Kingdom	0.16	15.00
United States	0.10	4.50 ***
Uruguay	50.00	125.00
Venezuela	35.00	100.00
Vietnam	40.00	125.00
Zambia	40.00	125.00
Zimbabwe	40.00	115.00

*     Annualized rate paid pro rata each month.

**  Cost for the settlement of all primary transactions.

*** Highbridge Statistical Market Neutral Fund will be charged US$ 2.50.

Additional Primary Transaction Charges

Description	Rates (US$)
Physical Security Receive/Deliver	20.00
Memo Positions (Blue Sheet)	7.50
Futures and Options	7.50

Secondary Transaction Charges

Custody and safekeeping related transactions process post security settlement.   Trade instructions that require manual input will incur an additional $20.00 surcharge.

Description	Rates (US$)
Income Collections – Physical	5.00
Principal & Interest - Book Entry	5.00
Principal & Interest - Physical	5.00

Cash Transaction Charge

Non-securities-related cash payments levied for all outward free payments including third party foreign exchange payments.  No charge is levied for the receipt of incoming funds. Cash instructions that require manual input will incur an additional surcharge of $20.

Description	Rates (US$)
Foreign Exchange Payments	7.00
Outgoing Wires (Fed, Chips, SWIFT)	7.00

Global Proxy Voting Service

This service includes the provision of an extensive suite of secure online tools to assist client exercise their corporate governance responsibilities, including in-market support for vote execution, share blocking, beneficial owner re-registration and power of attorney administration where required.

Global Proxy Voting Fee Schedule
Tier A: US$15		Tier B: US$35	Tier C: US$60
Australia	Singapore	Argentina	Italy
Bahrain	South Africa	Austria	Jordan
Bangladesh	South Korea	Belgium	Lebanon
Bermuda	Spain	Brazil	Malta
Canada	Sri Lanka	Colombia	Mauritius
China+	Taiwan	Croatia	Mexico
Chile	Thailand	Cyprus	Netherlands
Estonia	Tunisia	Czech Republic	Norway+
Euroclear	Ukraine	Denmark	Pakistan
Hong Kong	United Kingdom	Egypt	Poland
India+	United States	Ecuador	Portugal
Indonesia	Vietnam	Finland	Slovakia
Ireland	Venezuela	France	Sweden+
Israel		Germany	Switzerland
Jamaica		Greece	Turkey
Japan		Hungary
Malaysia		Iceland
New Zealand
Philippines
Russia+

+ The fee for this country is the fee for the appropriate tier plus out of pocket expenses

Fund Accounting

The following schedule shall be employed in the calculation of the annual fees payable for the services provided under this Agreement.  For purposes of determining the asset levels at which a Tier applies, assets for that fund type across the entire JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) shall be used.

Money Market Funds*
Tier One	First 5,000,000,000	0.75 bps
Tier Two	Next $7,500,000,000	0.60 bps
Tier Three	Next $22,500,000,000	0.30 bps
Tier Four	Over $35,000,000,000	0.10 bps

Fixed Income Funds
Tier One	First $12,500,000,000	0.90 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.20 bps

U.S. Equity Funds
Tier One	First $12,500,000,000	0.85 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.25 bps

International Funds
Tier One	First $12,500,000,000	2.00 bps
Tier Two	Over $12,500,000,000	1.75 bps

Emerging Markets Funds
Tier One	First $12,500,000,000	3.00 bps
Tier Two	Over $12,500,000,000	2.00 bps

Other Fees
Minimums**
	U.S. Equity	$20,000
	U.S. Fixed Income	$20,000
	Money Markets	$10,000
	International	$25,000
	Emerging Markets	$40,000
	Highbridge Statistical Market Neutral Fund***	$30,000
Additional Share Classes (except Fund of Funds****)	$2,000
Multi-Manager (per manager)	$6,000
Fund Mergers (per fund)	$1,500
Fund of Funds *****	$15,000

* A cap on Fund Accounting fees for the Money Market Funds will be set a $1 Million per annum.  When a Money Market Fund reaches the fee cap, fees on additional share classes will also be waived.

** Fund minimums will apply only for Funds that have commenced operations.  Start up funds will be charged at a rate of 50% of the Fund Accounting fees for a period of 6 months after commencement of operations.

*** Plus $20 per trade requiring manual entry into the WINS accounting platform

**** Fund of Funds will be charged a share class fee of $2,000 per annum after the 3rd share class.

***** This flat fee applies to Fund of Funds investing in JPM funds only.  For any long term funds investing only in other Funds as part of the overall investment strategy or for Funds of Funds investing in outside funds, the tiered pricing for Fund Accounting in the appropriate asset class would apply.

Global Derivative Services

Instrument Coverage / Fees

Instruments covered are standard transactions of the types listed in the fee schedule below and outlined in Appendix A of the Service Level Document. Exotic or structured trades are excluded from this fee schedule.  Instruments covered by the fee schedule may be expanded by mutual agreement of the parties.

Instruments	Transaction (STP+) Set up Fee US$* (per Trade)	Amendment (STP+) Fees US$ (per Trade)	Daily Lifecycle Management Fee US$ (per Position per Day)	Collection of Broker Price Fee US$ (per Position per Day)	Independent Valuation US$ (per Position per Day)
Forward Rate Agreements	40.00	10.00	0.40	1.50	0.25
Interest Rate Swaps (including Caps & Floors)	40.00	10.00	0.40	1.50	0.25
Swaptions	40.00	10.00	0.40	1.50	0.25
Credit Default Swaps – Single Name & Index	40.00	10.00	0.40	1.50	Not in Scope
Price Locks	40.00	10.00	0.40	1.50	Not in Scope
Currency Options	40.00	10.00	0.40	1.50	Not in Scope
Bond Options	40.00	10.00	0.40	1.50	Not in Scope
Inflation Swaps	40.00	10.00	0.40	1.50	Not in Scope
Total Return Swaps	40.00	10.00	0.40	1.50	Not in Scope

+Straight Through Processing

* Tiered Fees

A tiered structure will be applied to the new transaction set up fee for the JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) on the following basis:

•

US$ 40 : 0 – 2,000 new transactions per month

•

US$ 35: 2,001 – 4,000 new transactions per month

•

US$ 30: > 4,000 new transactions per month

These transaction fees will be applied across all transactions on a pro-rata basis.

Notes

1)

A one time set-up fee applies to, and will be charged for, all new transactions.

2)

Amendment fees will be charged for the following types of transactions including, but are not limited to: trade amends, cancellations, partial/full terminations, amendments, unwinds, terminations, cancellations, novations, restructures, option exercises, notional re-sets, option expiries, maturities or credit events.

3)

Independent Valuation fees and daily administration fees will be calculated based on the number of open positions at the end of each business day, aggregated across all funds/accounts.  Broker price fees will be calculated based on the number of open positions at month end.

4)

New non-STP trades will be charged at twice the rate of STP trades.  Likewise, non-STP trade amendments will be charged at twice the rate of STP trade amendments.   If Bank causes the trade or amendment not to be STP, then there will not be an extra charge.

Money Market Fund Holdings Reports

Bank will charge the following fees for providing the services as described in Schedule E.

Preparation and provision of the JPMorgan Money Market Fund Holding Report

Annual price of $4,000 for each JPMorgan Money Market Fund listed on Schedule E.

Out-of-pocket Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month.  Out-of-pocket expenses include, but are not limited to the following*:

■

Custody.  Registration/transfer fees will be a pass-through when incurred by Bank.  Stamp taxes/duties/script fees will be a pass-through when incurred by Bank.  Other pass-through fees include:

•

Account opening fees in the local market(s)

•

Local administrator, legal counsel and tax consultant fees as required

•

Local crossing, transaction, registration and/or depository fees

•

Transportation costs for shipment of physical securities and/or script

•

Translation services, travel and accommodation expenses, legal fee and personal attendance expenses as required

•

Information, Pricing, Benchmarking and other Data Licensed Services.  These charges include payments to service providers such as IDC, JJ Kenny, Bear Sterns, Xciteck, Reuters, Bloomberg, CCH, Exchange fees, Options Price Reporting Authority, Standard and Poors, Hedgetek, Wall Street Concepts, Easylink

 - Archives.  Archive charges to include storage, transportation, and recalls of archive boxes.

 - Printing/Copying.  These charges include expenses associated with printing copying and fax support.

*Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Fee Terms and Conditions

Bank's fees shall remain in place for a period of 3 years from September 1, 2007.

Bank reserves the right to renegotiate its fee schedule at any time, should the Customer actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal.  The fee schedule may also be amended by mutual agreement of the parties if the Customer’s service requirements change; each party agrees to negotiate, diligently and in good faith, to agree upon new fees for such service requirement changes. Related to Fund Accounting services, bond broker quotes are currently included in the overall Fund Accounting fees.  Should there be a significant increase in the use of bond broker quotes, Bank and the Customer agree to revisit this arrangement.

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at Bank's standard price(s); unless an alternative pricing arrangement is agreed upon in advance by the Customer and Bank.

JPMorgan requires invoices to be paid in U.S. Dollars, unless Bank and the Customer have agreed upon alternative payment arrangements in advance of remittance.

Basis point fee(s), if applicable, will be calculated at the end of the monthly billing period using asset values derived by Bank from data provided by its selected pricing sources.  In the event that Bank must rely on the Customer or a portfolio manager or other party(ies) selected by the Customer to provide valuation(s) for the purpose of calculating basis point fee(s), Bank must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by Bank.  In the event that Bank does not receive valuations by the required date, Bank will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

Bank will present invoices monthly in arrears, with payment expected via wire transfer, unless an alternative billing arrangement is negotiated between the Customer and Bank.  All annual fees, including basis point fees, will be pro-rated based on the number of months included in the billing period.

Any customized technology projects required to meet the Customer specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and Bank.